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                                   EXHIBIT E

                             JOINT FILING AGREEMENT


         The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Tektronix, Inc. dated April 15, 1994 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

Date:  April 15, 1994          QUANTUM INDUSTRIAL PARTNERS LDC


                               By:   \s\ Sean C. Warren
                                     -----------------------------------------
                                     Sean C. Warren
                                     Attorney-in-Fact


                               QIH MANAGEMENT INVESTOR, L.P.

                               By:   QIH Management, Inc.
                                     General Partner


                                     By:   \s\ Sean C. Warren
                                           -----------------------------------
                                                   Sean C. Warren
                                                   Vice President


                               QIH MANAGEMENT, INC.


                               By:   \s\ Sean C. Warren
                                     -----------------------------------------
                                     Sean C. Warren
                                     Vice President


                               GEORGE SOROS


                               By:   \s\ Sean C. Warren
                                     -----------------------------------------
                                     Sean C. Warren
                                     Attorney-in-Fact



                               \s\ Purnendu Chatterjee
                               -----------------------------------------------
                               PURNENDU CHATTERJEE